Exhibit 99.2

Bit Digital, Inc. Announces Pricing of Public Offering of its Ordinary Shares

NEW YORK, June 26, 2025 /PRNewswire/ -- Bit Digital, Inc. (Nasdaq: BTBT) (“Bit Digital” or the “Company”), today announced the pricing of an underwritten public offering of 75,000,000 ordinary shares at a public offering price of $2.00 per share. The aggregate gross proceeds to the Company from the offering, before deducting the underwriting discount and other offering expenses payable by the Company, will be $150.0 million. The Company intends to use the net proceeds from this offering to purchase Ethereum. In addition, the Company has granted the underwriters a 30-day option to purchase an additional 11,250,000 ordinary shares. The offering is expected to close on or about June 27, 2025, subject to satisfaction of customary closing conditions.

B. Riley Securities is acting as the sole bookrunning manager in the offering and Clear Street, Craig-Hallum and Northland Capital Markets are acting as co-managers for the offering.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3, as amended, including a base prospectus, that was originally filed with the Securities and Exchange Commission (the “SEC”), by the Company on April 30, 2025 and was declared effective on June 20, 2025. A preliminary prospectus supplement relating to the offering has been filed with the SEC, and a final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from: B. Riley Securities, 1300 17th Street North, Suite 1300, Arlington, VA 22209, Attention: Prospectus Department, by telephone at (703) 312-9580 or by email at prospectuses@brileysecurities.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Bit Digital

Bit Digital is a publicly traded digital asset platform focused on Ethereum-native treasury and staking strategies. The Company began accumulating and staking ETH in 2022 and now operates one of the largest institutional Ethereum staking infrastructures globally. Bit Digital’s platform includes advanced validator operations, institutional-grade custody, active protocol governance, and yield optimization. Through strategic partnerships across the Ethereum ecosystem, Bit Digital aims to deliver exposure to secure, scalable, and compliant access to onchain yield. For additional information, please contact ir@bit-digital.com.

Investor Notice and Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Bit Digital, Inc., and its subsidiary companies. All statements, other than statements of historical fact, included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “intends,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 (Annual Report) and any subsequently filed quarterly reports on Form 10-Q and any Current Reports on Form 8-K. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. If any material risk was to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline and you could lose part or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.